Exhibit 99.1

Allison Transmission adds Gregory Spivy to board of directors

INDIANAPOLIS – May 14, 2015 – Allison Transmission Holdings Inc. (NYSE: ALSN) announced today that Gregory P. Spivy has been appointed to its board of directors.

Spivy is a partner of ValueAct Capital, a San Francisco-based investment firm and Allison’s largest shareholder. Mr. Spivy has been with ValueAct Capital for more than 10 years.

“We’ve had the opportunity to get to know Greg over the past five months, and we look forward to working with him as a member of our board,” said Lawrence E. Dewey, chairman, president and CEO of Allison Transmission. “Greg brings valuable insights given his financial expertise, experience as a public company director and perspective as a shareholder.”

“Allison Transmission is a premier industrial franchise with a track record of success,” said Spivy. “I look forward to working directly with the management team and other members of the board of directors to further enhance value for all shareholders.”

On December 15, 2014, Allison and ValueAct Capital announced a cooperation agreement which gave ValueAct Capital the option of having Spivy join the Allison board any time before the 60th day prior to Allison’s 2016 annual meeting of stockholders. Spivy’s initial term will expire at the 2017 annual meeting of stockholders.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles, and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

###

Forward-Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; general economic and industry conditions; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; the concentration of our net sales in our top five customers and the loss of any one of these; risks associated with our international operations; brand and reputational risks; our intention to pay dividends; and labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact

Craig M. Koven

Manager, Corporate Communications

craig.koven@allisontransmission.com

317-242-3432 office

317-509-7670 mobile